UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

Xenonics Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3186 Lionshead Avenue Carlsbad, California	92010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 477-8900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2009, Xenonics Holdings, Inc. (the “Company”) announced that Charles W. Hunter has resigned as the Company’s Chief Executive Officer and has become a consultant to the Company, allowing him to focus on sales initiatives for the Company’s NightHunter high-intensity illumination and SuperVision high-definition night vision products to military customers. The Company also announced that the responsibilities of Chief Executive Officer have been assumed by the Company’s Executive Committee, which consists of Chairman Alan P. Magerman, President Jeffrey P. Kennedy, and Larry Curfiss, who was elected to the Executive Committee in January 2009 and who previously served as the Vice President and Director of Business Development for ITT Night Vision from 2000 until his retirement in 2007. A copy of the Company’s press release regarding the preceding matters is filed as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Mr. Hunter’s appointment as a consultant to the Company, Multivariable Solutions LLC, an entity controlled by Mr. Hunter (“Multivariable”), and the Company entered into a Consulting Agreement dated as of February 9, 2009. The Consulting Agreement has an initial term of one year and will automatically be extended each year for another one-year term unless terminated by either party. The Company will pay Multivariable a monthly fee of $10,000 plus 3% of net payments received by the Company from specified purchase orders. A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference, and the preceding summary of the Consulting Agreement is qualified by the full text of Exhibit 10.1.

The Company and Mr. Curfiss entered into a Consulting Agreement dated as of February 1, 2009. The Consulting Agreement has a term of twenty-four months. Pursuant to the Consulting Agreement, Mr. Curfiss will serve as a member of the Company’s Executive Committee and will be responsible for marketing and sales of the Company’s products. Mr. Curfiss will receive a consulting fee of $15,000 per month. The Company also agreed to grant to Mr. Curfiss a five-year option to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.73 per share. The option will vest only if: (1) the gross revenues of the Company exceed $20 million for the 2009 fiscal year; (2) the Company shows a net profit of at least $500,000 for such fiscal year; and (3) Mr. Curfiss is performing services under the Consulting Agreement on September 30, 2009. A copy of the Consulting Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, is incorporated herein by reference, and the preceding summary of the Consulting Agreement is qualified by the full text of Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement dated as of February 9, 2009 between Xenonics Holdings, Inc. and Multivariable Solutions LLC

10.2	Consulting Agreement dated as of February 1, 2009 between Xenonics Holdings, Inc. and Larry Curfiss

99.1	Xenonics Holdings, Inc. Press Release dated February 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

February 13, 2009	By:	/s/ Richard S. Kay
Name: Richard S. Kay
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Consulting Agreement dated as of February 9, 2009 between Xenonics Holdings, Inc. and Multivariable Solutions LLC

10.2	Consulting Agreement dated as of February 1, 2009 between Xenonics Holdings, Inc. and Larry Curfiss

99.1	Xenonics Holdings, Inc. Press Release dated February 9, 2009

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